Exhibit 10.8
                                 PROMISSORY NOTE

                                 April 14, 2005

Jersey City, New Jersey                                              $600,000.00

FOR VALUE RECEIVED, the undersigned, TRUST LICENSING, INC., a Delaware corporation (the "Company"), promises to pay MONTGOMERY EQUITY PARTNERS, LTD (the "Lender") at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 or other address as the Lender shall specify in writing, the principal sum of Six Hundred Thousand Dollars ($600,000) and interest at the annual rate of twenty four percent (24%) on the unpaid balance pursuant to the following terms:

      Contemporaneously with the execution and delivery of this Promissory Note (the "Note"), the Company and the Lender are entering into a Pledge and Escrow Agreement (the "Pledge Agreement") and a Security Agreement (the "Security Agreement") (collectively, this Note, the Pledge Agreement and the Security Agreement are referred to as the "Transaction Documents").

1. Funding By Lender. Subject to the notification and satisfaction of the conditions to the Closings set forth herein the amount of Three Hundred Thousand Dollars ($300,000) shall be funded on the date hereof (the "Initial Closing"). The Lender shall lend an additional Three Hundred Thousand Dollars ($300,000) two (2) business days prior to the filing of the registration statement, to be filed pursuant to the Registration Rights Agreement of even date herewith (the "Registration Statement"), with the United States Securities and Exchange Commission (the "SEC") (the "Second Closing") (collectively, referred to as the "Closings" and individually referred to as the "Closing"). The Lender shall be entitled to a five (5) business day grace period with respect to its obligation to fund each Closing.

2. Principal and Interest. For value received, the Company hereby promises to pay to the order of the Lender on the one (1) year anniversary of the date of each Closing in lawful money of the United States of America and in immediately available funds the principal sum of Six Hundred Thousand Dollars ($600,000), together with interest on the unpaid principal of this note at the rate of twenty four percent (24%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Note until paid and as set forth in the Payment Schedule attached hereto.

3. Monthly Principal Payments of the Note. Beginning on the date six (6) months from the date of each Closing, the Company shall make monthly payments of the outstanding principal of the Note and payments shall be due and payable each succeeding month thereafter until all principal and interest has been paid as set forth in the Payment Schedule attached hereto.

4. Prepayment Fee; Penalty. There shall be no prepayment fee or penalty.

5. Monthly Payments of Interest. Interest shall accrue from the date hereof. Beginning on the date one (1) month from the date hereof, the Company shall make monthly payments of accrued and unpaid interest and payments of accrued and unpaid interest shall due and payable each succeeding month thereafter as set forth in the Payment Schedule attached hereto. Notwithstanding the foregoing the Company shall pay two (2) payments of interest for the Principal Amount of each Closing, which shall be paid and deducted directly from the gross proceeds of the Initial Closing and the Second Closing.

6. Right of Prepayment. Notwithstanding the payments pursuant to Section 2, the Company at its option shall have the right to prepay, with three (3) business days advance written notice, a portion or all outstanding principal of the Note. The prepayment price shall be equal to the amount of principal prepaid, plus accrued interest.

7. Conditions to the Lender's Obligations to the Initial Closing. The obligation of the Lender hereunder to fund the Initial Closing is subject to the satisfaction, at or before the Initial Closing, of each of the following conditions, provided that these conditions are for the Lender's sole benefit and may be waived by the Lender at any time in its sole discretion:

      a. The Company shall have executed this Note, the Security Agreement by and between the Company and the Lender of even date herewith, and the Pledge Agreement, and delivered the same to the Lender.

      b. The representations and warranties set forth in Article 4 of the Security Agreement of the Company shall be true and correct in all material respects as of the date when made and as of the Initial Closing as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Note or the Security Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing.

      c. The Company shall have filed a form UCC-1 or such other forms as may be required to perfect the Lender's first position interest in the Pledged Property and Pledged Collateral as detailed in the Security Agreement dated the date hereof and provided proof of such filing to the Lender.

      d. The Lender shall have received an opinion of counsel in a form satisfactory to the Lender.

      e. The Company shall have provided to the Lender a certificate of good standing form the Secretary of State of Delaware.

      f. The Company shall have obtained the approval of its board of directors to approve and ratify this transaction.

      g. The Company shall have delivered to the Escrow Agent the Pledged Shares as well executed and medallion guaranteed stock powers as required pursuant to the Pledge Agreement.

      h. The Company shall have delivered to the Lender proof that all prior security interests in the Company's assets have been subordinated, including but not limited to the filed Form UCC-3 in connection with the Irrevocable Trust Agreement Number III.

8. Conditions to the Lender's Obligations to the Second Closing. The obligation of the Lender hereunder to fund the Second Closing is subject to the satisfaction, at or before the Second Closing, of each of the following conditions, provided that these conditions are for the Lender's sole benefit and may be waived by the Lender at any time in its sole discretion:

      a. The representations and warranties set forth in Article 4 of the Security Agreement of the Company shall be true and correct in all material respects as of the date when made and as of the Second Closing as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Note or the Security Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Closing.

      b. The Company shall have certified that all conditions to the Second Closing have been satisfied and that the Company will file the Registration Statement with the SEC in compliance with the rules and regulations promulgated by the SEC for filing thereof two (2) business days after the Second Closing. If requested by the Lender, the Lender shall have received a certificate, executed by the two officers of the Company, dated as of the Second Closing Date, to the foregoing effect. The Lender shall have no obligation to fund at the Second Closing if the Company has filed the Registration Statement.

      c. No Events of Default shall have occurred under this Note or the Transaction Documents.

9. Waiver and Consent. To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

10. Costs, Indemnities and Expenses. In the event of default as described herein, the Company agrees to pay all reasonable fees and costs incurred by the Lender in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys' fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold the Lender harmless from and against any liability, costs, attorneys' fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

11. Event of Default. An "Event of Default" shall be deemed to have occurred upon the occurrence of any of the following: (i) the Company should fail for any reason or for no reason to make any payment of the interest or principal pursuant to this Note within ten (10) days of the date due as prescribed herein; (ii) failure by the Company for ten (10) days after notice to it to satisfy any of its other obligations or requirements or comply with any of its other agreements under this Note; (iii) the Company (1) makes a general assignment for the benefit of its creditors; (2) applies for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commences a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) files with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) files or otherwise submits any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) is to be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; (iv) a breach by the Company of its obligations, or an event of default, under any of the Transaction Documents, or any other agreements entered into between the Company and the Lender; and (v) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in any of the Transaction Documents, which is not cured within ten (10) days notice of the default or any applicable cure period set forth therein. Upon an Event of Default (as defined above), the entire principal balance and accrued interest outstanding under this Note, and all other obligations of the Company under this Note, shall be immediately due and payable without any action on the part of the Lender, interest shall accrue on the unpaid principal balance at the highest rate permitted by applicable law, if lower and the Lender shall be entitled to seek and institute any and all remedies available to it. In addition, upon an Event of Default, the Lender is entitled, at its option, to convert until payment in full of this Note, all or any part of the principal amount of the Note, plus accrued interest, into shares of the Company's common stock in an amount equal to three times the number of shares of the common stock to necessary to effectuate repayment of the principal and accrued interest due and outstanding, from the Pledged Shares (defined in the Pledge and Escrow Agreement), at the price per share equal to the closing bid price of the Company's common stock, as quoted by Bloomberg, LP, on the date hereof. In the event of foreclosure of the Pledge Shares in an amount equal to three times the amount of the necessary to repay the Lender, the principal amount and the accrued interest outstanding and unconverted shall be reduced by the amount converted not the amount of Pledged Shares foreclosed.

12. Maximum Interest Rate. In no event shall any agreed to or actual interest charged, reserved or taken by the Lender as consideration for this Note exceed the limits imposed by New Jersey law. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Lender in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Lender's receipt thereof, with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

13. Secured Nature of the Note. This Note is secured by the Pledged Property as defined in the Security Agreements between the Company and the Lender and the Pledged Shares as defined in the Pledge and Escrow Agreements among the Company, the Lender, and David Gonzalez, Esq., both of even date herewith.

14. Issuance of Capital Stock. So long as any portion of this Note is outstanding, the Company shall not, without the prior written consent of the Lender, (i) issue or sell shares of common stock or preferred stock (ii) issue any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire common stock (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company, or (iv) file any registration statement on Form S-8. Notwithstanding the foregoing, with regard to the Form S-8 filed by the Company on March 17, 2005, the Company shall be permitted to issue Common Stock or securities convertible or exercisable into Common Stock for bona fide employee stock option plans only in an aggregate amount not to exceed 10,000,000 shares, provided that the purchase price for any Common Stock or exercise or conversion price of any other security is not less than the closing bid price of the Common Stock as quoted by Bloomberg, LP, on the date of issuance.

15. Cancellation of Note. Upon the repayment by the Company of all of its obligations hereunder to the Lender, including, without limitation, the principal amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Note, payments received by the Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

16. Severability. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

17. Amendment and Waiver. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

18. Successors. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

19. Assignment. This Note shall not be directly or indirectly assignable or delegable by the Company. The Lender may assign this Note as long as such assignment complies with the Securities Act of 1933, as amended.

20. No Strict Construction. The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

21. Further Assurances. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

22. Notices, Consents, etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Company:               Trust Licensing, Inc.
                             950 South Pine Island Road - Suite A150-1094
                             Plantation, Fl 33324
                             Attention:  Jeffrey W. Sass
                             Telephone:  (954) 727-8218
                             Facsimile:  (954) 727-8219

With a Copy to:              McLaughlin & Stern, LLP
                             260 Madison Avenue
                             New York, NY 10016
                             Attention:  David W. Sass, Esq.
                             Telephone:  (212) 448-1100
                             Facsimile:  (212) 448-6277

If to the Lender:            Montgomery Equity Partners, Ltd.
                             101 Hudson Street, Suite 3700
                             Jersey City, NJ 07302
                             Attention:  Mark A. Angelo
                             Telephone:  (201) 985-8300
                             Facsimile:  (201) 985-8744

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

23. Remedies, Other Obligations, Breaches and Injunctive Relief. The Lender's remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Lender under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Lender contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lender's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. No remedy conferred under this Note upon the Lender is intended to be exclusive of any other remedy available to the Lender, pursuant to the terms of this Note or otherwise. No single or partial exercise by the Lender of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of the Lender to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof. Every right and remedy of the Lender under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Lender. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

24. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the Superior Court of the State of New Jersey sitting in Hudson County, New Jersey and the United States Federal District Court for the District of New Jersey sitting in Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

25. No Inconsistent Agreements. None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.

26. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

27. Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR THE LENDER TO LOAN TO THE COMPANY THE MONIES HEREUNDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

28. Entire Agreement. This Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

                   [REMAINDER OF PAGE INTENTIONALY LEFT BLANK]

      IN WITNESS WHEREOF, this Promissory Note is executed by the undersigned as of the date hereof.

                               MONTGOMERY EQUITY PARTNERS, LTD

                               By:  Yorkville Advisors, LLC
                               Its: General Partner

                               By: /s/ Mark Angelo
                                   -------------------------------------------
                               Name: Mark Angelo
                               Its:  Portfolio Manager

                               TRUST LICENSING, INC.

                               By: /s Jeffrey W. Sass
                                   -------------------------------------------
                               Name:  Jeffrey W. Sass
                               Title: CEO

                                   SCHEDULE A
                                PAYMENT SCHEDULE

Principal                     $300,000
Interest                      24%
Closing Date:        April 15, 2005

--------------------------------------------------------------------------------------------------------------------------------
     Payment          Payment Due Date        Interest        Principal       Total Payment        Outstanding Principal
--------------------------------------------------------------------------------------------------------------------------------
        1                 5/15/2005           $6,000.00         $0.00            $6,000.00                 300,000
        2                 6/15/2005           $6,000.00         $0.00            $6,000.00                 300,000
        3                 7/15/2005           $6,000.00         $0.00            $6,000.00                 300,000
        4                 8/15/2005           $6,000.00         $0.00            $6,000.00                 300,000
        5                 9/15/2005           $6,000.00         $0.00            $6,000.00                 300,000
        6                 10/15/2005          $6,000.00         $0.00            $6,000.00                 300,000
        7                 11/15/2005          $6,000.00       $50,000.00        $56,000.00                 250,000
        8                 12/15/2005          $5,000.00       $50,000.00        $55,000.00                 200,000
        9                 1/15/2006           $4,000.00       $50,000.00        $54,000.00                 150,000
        10                2/15/2006           $3,000.00       $50,000.00        $53,000.00                 100,000
        11                3/15/2006           $2,000.00       $50,000.00        $52,000.00                  50,000
        12                4/15/2006           $1,000.00       $50,000.00        $51,000.00                    0
--------------------------------------------------------------------------------------------------------------------------------
                                             $57,000.00      $300,000.00       $357,000.00

                                   SCHEDULE A
                                PAYMENT SCHEDULE

Principal                    $300,000
Interest                     24%
Closing Date:        June 2, 2005

--------------------------------------------------------------------------------------------------------------------------------
     Payment           Payment Due Date        Interest       Principal        Total Payment         Outstanding Principal
--------------------------------------------------------------------------------------------------------------------------------
        1                  7/2/2005            $6,000.00         $0.00            $6,000.00                 300,000
        2                  8/2/2005            $6,000.00         $0.00            $6,000.00                 300,000
        3                  9/2/2005            $6,000.00         $0.00            $6,000.00                 300,000
        4                 10/2/2005            $6,000.00         $0.00            $6,000.00                 300,000
        5                 11/2/2005            $6,000.00         $0.00            $6,000.00                 300,000
        6                 12/2/2005            $6,000.00         $0.00            $6,000.00                 300,000
        7                  1/2/2006            $6,000.00       $50,000.00        $56,000.00                 250,000
        8                  2/2/2006            $5,000.00       $50,000.00        $55,000.00                 200,000
        9                  3/2/2006            $4,000.00       $50,000.00        $54,000.00                 150,000
        10                 4/2/2006            $3,000.00       $50,000.00        $53,000.00                 100,000
        11                 5/2/2006            $2,000.00       $50,000.00        $52,000.00                  50,000
        12                 6/2/2006            $1,000.00       $50,000.00        $51,000.00                    0
--------------------------------------------------------------------------------------------------------------------------------
                                              $57,000.00      $300,000.00       $357,000.00